UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2014

Commission file number 001-11625

Pentair Ltd.

(Exact name of Registrant as specified in its charter)

Switzerland	98-1050812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

Freier Platz 10, CH-8200 Schaffhausen, Switzerland

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 41-52-630-48-00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

In anticipation of the change of jurisdiction of organization of Pentair Ltd. (the “Company”) from Switzerland to Ireland pursuant to a merger (the “Merger”) of the Company with and into Pentair plc, a newly-formed Irish public limited company and subsidiary of the Company (“Pentair-Ireland”), Pentair Finance S.A., a subsidiary of the Company (“PFSA”), entered into a First Amendment and Consent (the “Amendment”) with the lenders under its existing revolving credit facility (the “Credit Facility”) on April 22, 2014. Pursuant to the Amendment, the lenders under the Credit Facility consented to the Merger and related transactions, and PFSA agreed that each of Pentair-Ireland and Pentair Investments Switzerland GmbH, a newly-formed Swiss company that will be a subsidiary of Pentair-Ireland and the parent of PFSA after the Merger (“New Swissco”), would become guarantors under the Credit Facility effective upon the Merger. The Amendment requires each of Pentair-Ireland and New Swissco to execute and deliver an Assumption and Accession Agreement to the lenders in connection with the Merger to evidence their addition as guarantors.

The foregoing is only a summary of the Amendment and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit	Description

4.1	First Amendment and Consent, dated as of April 22, 2014, among Pentair Finance S.A. and the lenders and agent party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 25, 2014.

PENTAIR LTD.
Registrant

By:	/s/ Angela D. Lageson
Angela D. Lageson
Senior Vice President, General Counsel and Secretary

PENTAIR LTD.

Exhibit Index to Current Report on Form 8-K

Dated April 22, 2014

Exhibit	Description

4.1	First Amendment and Consent, dated as of April 22, 2014, among Pentair Finance S.A. and the lenders and agent party thereto.